CERTAIN IDENTIFIED INFORMATION HEREIN HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into on the 20th day of January, 2022 by LIVE CURRENT MEDIA INC, a Nevada corporation ("LIVC"), EVASYST ACQUISITION INC., a Delaware corporation and a wholly owned subsidiary of LIVC ("LIVC Sub") and EVASYST, INC., a Delaware corporation ("KAST").

PRELIMINARY STATEMENTS

WHEREAS:

A. The Boards of Directors of LIVC and KAST deem it desirable and in the best interests of their respective shareholders or stockholders, as applicable, that LIVC Sub be merged with and into KAST, with KAST continuing as the surviving corporation (the "Merger") on the terms and conditions of this Agreement;

B. The Boards of Directors of LIVC, LIVC Sub and KAST have approved and adopted this Agreement;

C. Following the execution of this Agreement by the parties hereto, KAST will seek to obtain from the stockholders of KAST their adoption of this Agreement, along with their approval of the Merger and the other transactions contemplated herein in accordance with Section 251 of the Delaware General Corporation Law (the "DGCL").

In consideration of the mutual benefits to be derived from the Merger and the respective representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

STATEMENT OF TERMS

SECTION 1.

THE MERGER

1.1. The Merger.  At the Effective Time (as defined in Section 1.3 below), LIVC Sub will be merged with and into KAST in accordance with this Agreement, the Certificate of Merger substantially in the form attached as Schedule 1.1A attached to this Agreement (the "Certificate of Merger"), and the applicable provisions of the DGCL and the Nevada Revised Statutes (the "NRS"), if any.  Following the Merger, KAST will continue as the surviving corporation (the "Surviving Corporation") and the separate existence of LIVC Sub will cease, except insofar as it may be continued under the DGCL.

1.2. Closing.  As soon as practicable following the satisfaction or waiver of the conditions set forth in Section 5 of this Agreement, and provided that this Agreement has not been terminated pursuant to Section 7, the parties to this Agreement will hold a closing (the "Closing") for the purpose of confirming the consummation of the Merger at a time and date mutually agreed upon by the parties. Unless otherwise agreed by the parties, the Closing will be held at the offices of LIVC.  The date on which the Closing actually occurs is referred to as the "Closing Date."  At the Closing, the parties will execute and exchange all documents, certificates and instruments contemplated by this Agreement.  The parties agree to use commercially reasonable efforts and all due diligence to cause the Closing to be consummated on or before April 30, 2022 unless such date is extended by the mutual agreement of the parties.

1.3. Effective Time of the Merger.  The Merger will be effective at the time (the "Effective Time") of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, which Certificate of Merger is to be filed as soon as practicable on or after the Closing Date, or such later date and time as may be agreed upon by the parties and set forth in the Certificate of Merger.

1.4. Effect of the Merger.  The Merger will have the effects set forth in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of LIVC Sub and KAST will vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of LIVC Sub and KAST will become the debts, liabilities and duties of the Surviving Corporation.

1.5. Certificate of Incorporation; Bylaws.

(a) The Certificate of Incorporation of KAST as in effect immediately prior to the Effective Time will continue unchanged, except to the extent amended by the Certificate of Merger, and will be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with applicable law.

(b) At the Effective Time, the bylaws of KAST, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with applicable law.

1.6. Directors and Officers. The directors and officers of LIVC after the Effective Time will be the following persons:

Name	Position
Mark Ollila	Director, Chief Executive Officer and Chief Financial Officer
David Jeffs	Director and Secretary
Justin Weissberg	Director
Leslie Klinger	Director
Heidi Steiger	Director

Each of LIVC and KAST will deliver, or cause to be delivered, each to the other, such sequential resignations, consents and resolutions as are necessary or desirable to effect the appointment or election of the above persons as directors and officers of LIVC as set forth above.

1.7. Taking of Necessary Action.  If after the Effective Time any further action is necessary to carry out the purposes of this Agreement or to vest Surviving Corporation with full title to all assets, rights, approvals, immunities and franchises of either LIVC Sub or KAST, the officers and directors of LIVC, LIVC Sub, KAST and Surviving Corporation will take all such necessary action.

SECTION 2.

PAYMENT OF MERGER CONSIDERATION

2.1. Merger Consideration.

(a) Conversion of KAST Common Stock.  Each share of KAST common stock, par value $0.0001 per share (the "KAST Common Stock"), issued and outstanding immediately prior to the Effective Time (other than KAST Dissenting Shares, as defined in Section 2.3) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, for each share of KAST Common Stock held by such stockholder of KAST as of immediately prior to the Effective Time (each, a "KAST Stockholder," and collectively, the "KAST Stockholders"), that number of shares of LIVC Common Stock as is equal to the Per Share Exchange Number (such shares of LIVC Common Stock being the "LIVC Merger Shares").

(b) All certificates and any ownership statement issued under a direct registration system (DRS) or other electronic book entry system representing the LIVC Merger Shares issued on effectiveness of the Merger will be endorsed with or otherwise bear restrictive legends substantially as follows pursuant to the United States Securities Act of 1933, as amended (the "US Securities Act") and applicable Canadian securities laws (the "Applicable Canadian Securities Laws") in order to reflect the fact that the LIVC Merger Shares will be issued to the stockholders of KAST (the "KAST Stockholders") pursuant to exemptions or safe harbors from the registration requirements of the US Securities Act and the prospectus requirements of Applicable Canadian Securities Laws:

(i) United States Restrictive Legends:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT."

(ii) Canadian Restrictive Legends:

"THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKETS ARE MET."

Notwithstanding anything to the contrary herein, it is understood and agreed to by the parties to this Agreement that:

(A) The LIVC Merger Shares will be "restricted securities" as that term is defined in Rule 144 of the US Securities Act, and may not be reoffered, resold or otherwise transferred or disposed of except pursuant to an effective registration statement under the US Securities Act or pursuant to an available exemption from the registration requirements of the US Securities Act, and in each case in compliance with the applicable securities laws of each state of the United States.

(B) LIVC does not intend, and does not have any obligation, to file a registration statement under the US Securities Act or any state securities laws for the offer or sale of the LIVC Merger Shares to the KAST Stockholders, or for the reoffer, resale or other transfer or disposition of the LIVC Merger Shares by the KAST Stockholders.

(C) LIVC may refuse to register any resale or transfer of the LIVC Merger Shares not made pursuant to an effective registration statement under the US Securities Act or pursuant to an available exemption from the registration requirements of the US Securities Act and in compliance with any applicable state securities laws.

(D) The minimum hold period required for the resale of the LIVC Merger Shares pursuant to the provisions of Rule 144 is six (6) months from the date the LIVC Merger Shares were acquired from LIVC or an affiliate of LIVC.

(E) With respect to a resale of LIVC Merger Shares by a KAST Stockholder pursuant to the provisions of Rule 144, if LIVC's transfer agent requires a legal opinion in connection with the removal of the restrictive legend set forth in paragraph 2.1(b)(i) in accordance with the provisions of Rule 144, LIVC agrees to cause its legal counsel, at LIVC's cost, to provide such opinion subject to the requirement that such Kast Stockholder delivers to the Company and its legal counsel such declarations or certifications as the Company's legal counsel may reasonably require to ensure compliance with applicable law.  Notwithstanding the generality of the forgoing, LIVC's obligation to provide an opinion pursuant to this paragraph 2.1(b)(ii)(E) shall be limited to one (1) opinion for each KAST Stockholder.

(F) In the event that a holder of LIVC Merger Shares elects to obtain a legal opinion with respect to the removal of the restrictive legend set forth in paragraph 2.1(b)(i) from its own legal counsel, such opinion must be in form and substance, and from legal counsel such standing, as is reasonably acceptable to LIVC and its transfer agent, and LIVC shall have no obligation to pay for the cost of such opinion.

(G) LIVC agrees not to endorse the restrictive legend set forth in paragraph 2.1(b)(ii) on LIVC Merger Shares issued to KAST Stockholders residing outside of Canada that deliver duly completed and executed MI 51-105 Declarations in the form attached as Exhibit C hereto prior to Closing.

(c) Conversion of LIVC Sub Stock.  Each share of LIVC Sub Stock (as defined in Section 4.3(b)) issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Surviving Corporation common stock (the "Surviving Corporation Common Stock").  The shares of common stock required for such purpose will be drawn from authorized but unissued shares of Surviving Corporation Common Stock.

2.2. Surrender and Exchange of KAST Common Stock.  As soon as practicable following the Effective Time, LIVC shall deliver to each holder of record of KAST Common Stock a certificate or DRS advice registered in the name of such KAST Stockholder representing the number of LIVC Merger Shares to which such KAST Stockholder is entitled pursuant to the provisions of Section 2.12.1.  As of the Effective Time, each share of KAST Common Stock (other than KAST Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired.  From and after the Effective Time, the holders of KAST Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such KAST Common Stock, except as otherwise provided in this Agreement or by law.

2.3. Appraisal Rights.  Notwithstanding any provision of this Agreement to the contrary, shares of KAST Common Stock ("KAST Dissenting Shares") that are issued and outstanding immediately prior to the Effective Time and held by KAST Stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of  the DGCL (the "KAST Dissenting Stockholders") will not be converted into or be exchangeable for the right to receive LIVC Merger Shares, unless and until such holders will have failed to perfect or will have effectively withdrawn or lost their rights to appraisal under the DGCL.  KAST will give LIVC (i) immediate oral notice followed by prompt written notice of any written demands for appraisal of any shares of KAST Common Stock, attempted withdrawals of any such demands and any other instruments served pursuant to the DGCL and received by KAST relating to shareholders' rights of appraisal, and (ii) the will keep LIVC informed of the status of all negotiations and proceedings with respect to demands for appraisal under the DGCL.  If any KAST Dissenting Stockholder fails to perfect or will have effectively withdrawn or lost the right to appraisal, the shares of KAST Common Stock held by such Dissenting Stockholder will thereupon be treated as though such shares had been converted into the right to receive LIVC Common Stock pursuant to Section 2.1 of this Agreement.

2.4. No Further Ownership Rights in KAST Common Stock.  The promise to exchange the KAST Common Stock for LIVC Merger Shares in accordance with the terms of this Section 2 will be deemed to have been given in full satisfaction of all rights pertaining to the KAST Common Stock, and there will be no further registration of transfers on the stock transfer books of KAST of the shares of KAST Common Stock that were outstanding immediately prior to the Effective Time.

2.5. No Fractional Shares.  No fractional LIVC Merger Shares will be issued as a result of the Merger.  In lieu of any such fractional shares, each holder of KAST Common Stock who would otherwise have been entitled to receive a fraction of an LIVC Merger Share will be rounded up to the next nearest whole number of LIVC Merger Shares.

SECTION 3.

REPRESENTATIONS OF KAST

KAST represents, warrants and covenants to and with LIVC and LIVC Sub as follows, and acknowledges that LIVC and LIVC Sub are relying upon such representations, warranties and covenants in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of LIVC or LIVC Sub:

3.1. Organization and Good Standing.  KAST is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  KAST is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of KAST taken as a whole.

3.2. Authority.  KAST has all requisite corporate power and authority to execute and deliver this Agreement, the Articles of Merger, and any other document contemplated by this Agreement or the Merger (collectively, the "Merger Documents") to be signed by KAST and to perform its obligations thereunder and to consummate the transactions contemplated thereby.  The execution and delivery of each of the Merger Documents by KAST and the consummation by KAST of the transactions contemplated thereby have been duly authorized by its Board of Directors and, by the Closing Date will have been adopted and approved by the KAST Stockholders and, subject to such stockholder approval, no other corporate or shareholder proceedings on the part of KAST are necessary to authorize such documents or to consummate the transactions contemplated thereby.  This Agreement is, and the other Merger Documents when executed and delivered as contemplated herein, will be, valid and binding obligations of KAST enforceable in accordance with their respective terms, except (1) as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights generally, (2) as may be limited by any applicable laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (3) as may be limited by public policy.

3.3. Capitalization of KAST.  The entire authorized capital stock and other equity securities of KAST consists of 6,189,664 shares, comprised of 5,000,000 shares of KAST Common Stock, with a par value of $0.0001 per share, and 1,189,664 shares of Preferred Stock, with a par value of $0.0001 per share (the "KAST Preferred Stock" and, together with the KAST Common Stock, the "KAST Stock") of which 229,664 shares are designated as "Series Seed Preferred Stock", 310,000 shares are designated as "Series Seed-1 Preferred Stock" and 650,000 shares are designated as "Series Seed-2 Preferred Stock".  As of the date hereof, there are 951,488 shares of KAST Common Stock issued and outstanding and 907,232 shares of Preferred Stock (of which 229,655 shares are Series Seed Preferred Stock,223,078 shares are Series Seed-1 Preferred Stock and 454,499 shares are Series Seed-2 Preferred Stock) issued and outstanding.  All of the issued and outstanding shares of KAST Stock have been duly authorized, are validly issued, fully paid, and non-assessable and were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.  As of the date hereof, there are 2019 KAST Convertible Notes outstanding in the aggregate principal amount of $2,715,343, 2019 KAST Warrants outstanding entitling the holders thereof to purchase an aggregate of 326,790 shares of Series Seed-2 Preferred Stock, KAST Series Seed-1 Warrants outstanding entitling the holder thereof to purchase an aggregate of 62,850 shares of Series Seed-1 Preferred Stock and options to purchase up to approx. 181,503 shares of KAST Common Stock under KAST's 2016 Stock Incentive Plan (the "KAST Options").  Except as set forth in this Section 3.3, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating KAST to issue any additional shares of KAST Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from KAST any shares of KAST Stock.  There are no agreements purporting to restrict the transfer of the KAST Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the KAST Stock.

3.4. Title to KAST Stock.  Disclosure Schedule 3.4 contains a true and complete description of the capitalization of KAST including the dates of issuance and prices of issuance of all outstanding shares of KAST Common Stock.

3.5. Subsidiaries.  Except as set forth in Disclosure Schedule 3.5, KAST does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Closing Date acquire, or agree to acquire, any subsidiary or business without the prior written consent of LIVC and LIVC Sub.

3.6. Non-contravention.  Neither the execution, delivery or performance of the Merger Documents, nor the consummation of the Merger, will:

(a) Conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of KAST under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to KAST or any of its respective property or assets;

(b) Violate any provision of the Certificate of Incorporation or bylaws of KAST; or

(c) Violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to KAST or any of its respective property or assets.

3.7. Actions and Proceedings.  There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of KAST, threatened against KAST or which involves any of the business, or the properties or assets of KAST that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of KAST taken as a whole (a "KAST Material Adverse Effect").  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a KAST Material Adverse Effect.

3.8. Compliance.

(a) KAST is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation by it of, any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of KAST;

(b) KAST has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of KAST, threatened, and none of them will be adversely affected by the consummation of the transactions contemplated hereby.

3.9. Filings, Consents and Approvals.  Except for any filings required by applicable securities laws, the filing of the Articles of Merger pursuant to the DGCL and the approval of the KAST Stockholders, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by KAST of the transactions contemplated by this Agreement or to enable the Surviving Corporation to continue to conduct KAST's business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

3.10. Financial Statements.  The unaudited balance sheet of KAST as at December 31, 2019 and 2020, along with the related statement of operations, statement of cash flows and statement of stockholders equity for the fiscal periods there ended, including all notes thereto are collectively referred to as the "KAST Year End Financial Statements".  KAST has delivered to LIVC true, accurate and complete copies of the KAST Year End Financial Statements.  The KAST Year End Financial Statements (i) are in accordance with the books and records of KAST, (ii) present fairly the financial condition of KAST as of the respective dates indicated and the results of operations for such periods, and (iii) have been prepared in accordance with US GAAP in all material respects.  KAST has not received any advice or notification from its independent certified public accountants that KAST has used any improper accounting practice that would have the effect of not reflecting, or incorrectly reflecting, in the KAST Financial Statements or the books and records of KAST, the financial results, or any properties, assets, liabilities, revenues, or expenses, of KAST.  The books, records, and accounts of KAST have been prepared in accordance with United States generally accepted accounting principles and accurately and fairly reflect, in reasonable detail, the financial results, transactions, assets, and liabilities of KAST.  KAST has not engaged in any transaction, maintained any bank account, or used any funds of KAST, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of KAST.

3.11. Absence of Undisclosed Liabilities.  KAST has no liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a) are not set forth in the KAST Financial Statements or have not heretofore been paid or discharged;

(b) did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed (or are not required to be disclosed in accordance with US GAAP); or

(c) have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the KAST Financial Statements.

For purposes of this Agreement, the term "liabilities" includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, liquidated or unliquidated, secured or unsecured, perfected or unperfected.

3.12. Tax Matters.  "Tax" or "Taxes" means any and all taxes, charges, fees, levies, duties or other assessments whether federal, state, local or foreign, based upon or measured by income, capital, net worth or gain and any other tax including, recapture, gross receipts, profits. sales, use, occupation, use and occupancy, value added, ad valorem, customers, transfer, franchise, shares, withholding, payroll, employment, excise, or property taxes with respect to KAST, together with any interest, fines, penalties and additions to tax imposed with respect thereto.

(a) As of the date hereof, (i) KAST has timely filed all Tax returns which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them; and (ii) all such returns are true and correct in all material respects.

(b) KAST has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheet for those Taxes not yet due and payable.

(c) KAST is not presently under, nor has KAST received notice of, any contemplated investigation or audit by the Internal Revenue Service or any foreign, state or local taxing authority concerning any fiscal year or period ended prior to the date hereof.

(d) All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

(e) KAST is not a party to any tax-sharing agreements or similar contracts or arrangements.

3.13. Absence of Changes.  Except as disclosed in Disclosure Schedule 3.13, since December 31, 2020, KAST has not

(a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b) sold, encumbered, assigned or transferred any fixed assets or properties which would have been included in the assets of KAST if the closing had been held on December 31, 2021 or on any date since then, except for ordinary course of business transactions consistent with past practice;

(c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the assets or properties of KAST to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

(e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely its business, operations, assets, properties or prospects;

(g) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h) received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j) other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

(k) changed any of the accounting principles followed or the methods of applying such principles;

(l) entered into any transaction other than in the ordinary course of business consistent with past practice; or

(m) agreed, whether in writing or orally, to do any of the foregoing.

3.14. Personal Property.  To its knowledge, after reasonable investigation, KAST possesses all material property and items necessary for the continued operation of the business of KAST as presently conducted.  All of such items are in good operating condition (normal wear and tear excepted), and are reasonably fit for the purposes for which such item is presently used.

3.15. Insurance.  The assets, properties and operations of KAST are insured under various policies of general liability and other forms of insurance consistent with prudent business practices.  All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by KAST or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder.  All premiums to date have been paid in full.

3.16. Employees and Consultants.  All employees and consultants have been paid all salaries, wages, income and any other sum due and owing to them by KAST as at the end of the most recent completed pay period.  KAST is not aware of any labor conflict with any of KAST employees that might reasonably be expected to have a KAST Material Adverse Effect.  Except as listed in Disclosure Schedule 3.16  KAST has not entered into any written contracts of employment or consulting agreements that cannot be terminated at will.  All amounts required to be withheld by KAST from employees salaries or wages and paid to any governmental or taxing authority have been so withheld and paid or remitted.  No employee of KAST is in material violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with KAST or any other nature of the business conducted or to be conducted by KAST or the Surviving Corporation.  There is no pending, or to KAST's knowledge, threatened dispute involving KAST and any employee or group of employees.  No employee of KAST is represented by any labor union or covered by any collective bargaining agreement.

3.17. Benefit Plans.  KAST has no Employee Benefit Plans within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

3.18. Intellectual Property.

(a) Intellectual Property Assets.  The term "Intellectual Property Assets" refers to all of the intellectual property rights and assets necessary for the operation of the business of KAST as it is currently conducted, and includes, but is not limited to, the following:

(i) the names "Evasyst, Inc." and "KAST", all functional business names, trading names, registered and unregistered trademarks, service marks, and applications collectively, the "Trademarks");

(ii) all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the "Patents");

(iii) all copyrights in both published works and unpublished works (collectively, the "Copyrights");

(iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by KAST as licensee or licensor (collectively, the "Trade Secrets").

(b) Intellectual Property Assets and Agreements.  Disclosure Schedule 3.18 contains a complete and accurate list and summary description of all of KAST's Intellectual Property Assets and all contracts and agreements relating to the Intellectual Property Assets to which KAST is a party or by which KAST is bound.  There are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c) Intellectual Property and Know-How Necessary for the Business.  Except as set forth in Disclosure Schedule 3.18, KAST is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use all such Intellectual Property Assets without payment to a third party.  Except as set forth in Disclosure Schedule 3.18, all former and current employees and contractors of KAST have executed written contracts, agreements or other undertakings with KAST that assign all rights to any inventions, improvements, discoveries, or information relating to the business of KAST.  No employee, director, officer or shareholder of any of KAST owns directly or indirectly in whole or in part, any Intellectual Property Asset which KAST is presently using or which is necessary for the conduct of its business.  No employee or contractor of KAST has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than KAST.

(d) Trade Secrets.  KAST has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.  KAST has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of KAST.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.19. Real Property.  KAST does not own any real property.  Disclosure Schedule 3.19 lists all leases, subleases or other real property, oil and gas or mineral property interests (collectively, the "Leases") to which KAST is a party or bound.  Each of the Leases are legal, valid, binding, enforceable and in full force and effect in all material respects.  All rental and other payments required to be paid by KAST pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases.  The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date.  KAST has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.  KAST has delivered a true and complete copy of each of the Leases to LIVC and LIVC Sub.

3.20. Environmental Matters.  KAST knows of no violation or violations by KAST or its employees or agents of any environmental or safety statute, law or regulation that in the aggregate would have a KAST Material Adverse Effect and, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.  No action, proceeding, permit revocation, writ, injunction or claim is pending or, to the best knowledge of KAST, threatened concerning KAST's facilities and KAST is not aware of any fact or circumstance that could involve KAST in any environmental litigation or impose any material environmental liability upon KAST.  No Hazardous Material (as defined below) is present on any KAST facility and, to the best knowledge of KAST, no reasonable likelihood exists that any Hazardous Material present on other property will come to be present on a KAST facility.  There are no underground storage tanks, asbestos or PCBs present on any KAST facility.  For the purposes of this Section 3.20 the term "Hazardous Material" means any material or substance that is prohibited or regulated by any environmental law or that has been designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

3.21. Material Contracts and Transactions.  Disclosure Schedule 3.21 contains a list of all material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which KAST is a party (collectively, the "Contracts").

(a) Except as listed on Disclosure Schedule 3.21, KAST is not a party to any written or oral:

(i) agreement for the purchase, sale or lease of any capital assets, or continuing contracts for the purchase or lease of any materials, supplies, equipment, real property or services;

(ii) agreement regarding, sales agency, distributorship, or the payment of commissions;

(iii) agreement for the employment or consultancy of any person or entity;

(iv) note, debenture, bond, trust agreement, letter of credit agreement loan agreement, or other contract or commitment for the borrowing or lending of money, or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person;

(v) agreement, contract, or commitment for any charitable or political  contribution;

(vi) agreement, contract, or commitment limiting or restraining KAST, their business or any successor thereto from engaging or competing in any manner or in any business or from hiring any employees, nor is any employee of KAST subject to any such agreement, contract, or commitment;

(vii) material agreement, contract, or commitment not made in the ordinary course of business;

(viii) agreement establishing or providing for any joint venture, partnership, or  similar arrangement with any other person or entity;

(ix) agreement, contract or understanding containing a "change in control," or similar provision; or

(x) power of attorney or similar authority to act.

(b) To KAST's knowledge, after reasonable investigation, each Contract is in full force and effect, and there exists no material breach or violation of or default by KAST under any Contract nor by any other party to a Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by KAST or by any other party to a Contract.  The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement.  Except as listed on Disclosure Schedule 3.21, there exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.  A true, correct and complete copy (and if oral, a description of material terms) of each Contract, as amended to date, has been furnished to LIVC and LIVC Sub.

3.22. Certain Transactions.  KAST is not indebted, directly or indirectly, to any of its officers, directors or stockholder or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or, to the best of KAST's knowledge, shareholders, or any members of their immediate families, are indebted to KAST or have any direct or indirect ownership interest in any firm or corporation with which KAST has a business relationship, or any firm or corporation that competes with KAST.  KAST is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.23. No Brokers.  KAST has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by this Agreement for which LIVC or LIVC Sub would be responsible.

3.24. Minute Books.  KAST will, prior to Closing, deliver to LIVC and LIVC Sub true accurate and complete copies of its minute books.  Upon delivery, the minute books of KAST provided to LIVC and LIVC Sub will contain a complete summary of all meetings of directors and stockholder since the time of incorporation of such entity and reflect all transactions referred to in such minutes accurately in all material respects.

3.25. Completeness of Disclosure.  No representation or warranty by KAST in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to LIVC and LIVC Sub pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

SECTION 4.

REPRESENTATIONS AND WARRANTIES OF LIVC AND LIVC SUB

LIVC and LIVC Sub represent, warrant and covenant to and with KAST as follows, and acknowledge that KAST is relying upon such representations, warranties and covenants in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of KAST.

4.1. Organization and Good Standing.  LIVC and LIVC Sub are duly organized, validly existing and in good standing under the laws of Nevada and have all requisite corporate power and authority to own, lease and to carry on their respective businesses as now being conducted.  LIVC is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which each owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of LIVC.  LIVC Sub has not carried on any business or acquired any assets or incurred any liabilities since its incorporation, other than by reason of the execution of this Agreement.

4.2. Authority.  LIVC and LIVC Sub have all requisite corporate power and authority to execute and deliver the Merger Documents to be signed by them and to perform their respective obligations thereunder and to consummate the transactions contemplated thereby.  The execution and delivery of each of the Merger Documents by LIVC and LIVC Sub and the consummation by LIVC and LIVC Sub of the transactions contemplated thereby have been duly authorized by their respective Boards of Directors and no other corporate or shareholder proceedings on the part of LIVC or LIVC Sub are necessary to authorize such documents or to consummate the transactions contemplated thereby.  This Agreement has been, and the remaining Merger Documents, when executed and delivered by LIVC and LIVC Sub as contemplated herein, will be, duly executed and delivered by LIVC and LIVC Sub and this Agreement, and the remaining Merger Documents, when executed and delivered by LIVC and LIVC Sub as contemplated herein, will be, valid and binding obligations of LIVC and LIVC Sub, enforceable in accordance with their respective terms, except (1) as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights generally; (2) as may be limited by any applicable laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (3) as may be limited by public policy.

4.3. Capitalization of LIVC and LIVC Sub.

(a)   The entire authorized capital stock and other equity securities of LIVC (the "LIVC Stock") consists of Five Hundred Million (500,000,000) shares, comprised of Five Hundred Million (500,000,000) shares of common stock with a par value of $0.001 per share (the "LIVC Common Stock").  As of the date hereof there are 34,837,625 shares of LIVC Common Stock issued and outstanding.  All of the issued and outstanding shares of LIVC Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state and local laws, rules and regulations.  Except as set forth on Disclosure Schedule 4.3, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating LIVC to issue any additional shares of LIVC Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from LIVC any shares of LIVC Common Stock.

(b) The entire authorized capital stock and other equity securities of LIVC Sub (the "LIVC Sub Stock") consists of one hundred (100) shares of common stock with a par value of $0.001 per share.  There are 100 shares of LIVC Sub Stock issued and outstanding.  All of the issued and outstanding shares of LIVC Sub Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state and local laws, rules and regulations.  There are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements or commitments obligating LIVC Sub to issue any additional shares of LIVC Sub Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from LIVC Sub any shares of LIVC Sub Stock.  There are no agreements purporting to restrict the transfer of LIVC Sub Stock and there are no voting agreements, voting trusts or other arrangements restricting or affecting the voting of the LIVC Sub Stock.

4.4. Validity of LIVC Common Stock Issuable Upon the Merger.  The shares of LIVC Common Stock to be issued to the KAST Stockholders upon consummation of the Merger in accordance with Section 2.1 of this Agreement will, when so issued in accordance with the terms of this Agreement, be duly and validly authorized, issued, fully paid and non-assessable.

4.5. Actions and Proceedings.  There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of LIVC and LIVC Sub, threatened against LIVC or LIVC Sub which involves any of the business, or the properties or assets of LIVC or LIVC Sub that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of LIVC or LIVC Sub taken as a whole.  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a material adverse effect.

4.6. Financial Representations.  The audited and unaudited financial statements of LIVC (collectively, the "LIVC Financial Statements") as filed with the United States Securities and Exchange Commission (the "SEC")  (a) are in accordance with the books and records of LIVC and (b) present fairly the financial condition of LIVC as of the respective dates indicated and the results of operations for such periods, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments.  LIVC has not received any advice or notification from its independent certified public accountants that LIVC has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the LIVC Financial Statements or the books and records of LIVC, any properties, assets, liabilities, revenues, or expenses.  The books, records, and accounts of LIVC accurately and fairly reflect, in reasonable detail, the transactions, assets, and liabilities of LIVC.  LIVC has not engaged in any transaction, maintained any bank account, or used any funds of LIVC, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of LIVC.

4.7. Absence of Certain Changes or Events.  Except as otherwise disclosed in LIVC's filings made with the SEC, since September 30, 2021, LIVC has not:

(a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b) sold, encumbered, assigned or transferred any fixed assets or properties which would have been included in the assets of LIVC if the closing had been held on September 30, 2021 or on any date since then, except for ordinary course of business transactions consistent with past practice;

(c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the assets or properties of LIVC to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

(e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely its business, operations, assets, properties or prospects;

(g) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h) received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j) other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

(k) changed any of the accounting principles followed or the methods of applying such principles;

(l) entered into any transaction other than in the ordinary course of business consistent with past practice; or

(m) agreed, whether in writing or orally, to do any of the foregoing.

4.8. Filings, Consents and Approvals.  Except for any filings required by applicable securities laws, the filing of the Certificate of Merger pursuant to the DGCL, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by LIVC and LIVC Sub of the transactions contemplated by this Agreement or to enable LIVC or LIVC Sub to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.9. Material Contracts and Transactions.  Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which LIVC or LIVC Sub is a party except as may be disclosed in LIVC's SEC Documents (as defined below) or retainer agreements with legal counsel and accountants .

4.10. No Brokers.  LIVC an LIVC Sub have not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by this Agreement for which KAST or the Surviving Corporation would be responsible.

4.11. Minute Books.  The minute books of LIVC and LIVC Sub provided to KAST contain a complete summary of all meetings of directors and shareholders since the time of incorporation of such entities and reflect all transactions referred to in such minutes accurately in all material respects.

4.12. SEC Filings.  LIVC has timely filed with the SEC all reports, schedules, registration statements, proxy statements and other documents (collectively the "LIVC SEC  Documents") required to have been filed by it pursuant to the US Securities Act and the United States Securities Exchange Act of 1934, as amended (the "Exchange Act").  As of their respective dates, the LIVC SEC Documents complied in all material respects with the requirements of the US Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such LIVC SEC Documents, and none of LIVC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.13. Completeness of Disclosure.  No representation or warranty by LIVC or LIVC Sub in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to KAST pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

SECTION 5.

CLOSING CONDITIONS

5.1. Mutual Conditions Precedent.  The obligations of each of the parties hereto to consummate the Merger are subject to the satisfaction of the following conditions, unless such conditions are waived by each of the parties hereto at or prior to Closing.

(a) There shall have been not action taken under any applicable law or by an governmental body which makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits or would otherwise have a material adverse effect on the completion of the transactions contemplated in this Agreement.

(b) All required approvals, consents and authorizations of third parties in respect of the transactions contemplated herein, including without limitation, all necessary stockholder and regulatory approvals, shall have been obtained on terms reasonably acceptable to LIVC and KAST.

5.2. Conditions Precedent to Closing by LIVC and LIVC Sub.  The obligations of LIVC and LIVC Sub to consummate the Merger are subject to the satisfaction of the conditions set forth below, unless any such condition is waived by LIVC and LIVC Sub at or prior to Closing.  These conditions are for the sole benefit of LIVC and LIVC Sub and may be waived by them at their sole discretion.

(a) Approval of KAST Stockholders.  The KAST Stockholders shall have approved this Agreement, the Merger and the transactions contemplated by this Agreement and the Merger Documents as, and by the necessary proportion, required under Sections 251 and 252 and any other applicable provisions of the DGCL and the articles and bylaws of KAST.

(b) Representations and Warranties.  The representations and warranties of KAST set forth in this Agreement will be true, correct and complete in all material respects as of the Closing Date, as though made on and as of the Closing Date and KAST will have delivered to LIVC and LIVC Sub a certificate dated as of the Closing Date, to the effect that the representations and warranties made by KAST in this Agreement are true and correct.

(c) Performance.  All of the covenants and obligations that KAST is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(d) Merger Documents.  This Agreement and all other Merger Documents necessary or reasonably required to consummate the Merger, all in form and substance reasonably satisfactory to LIVC and LIVC Sub, will have been executed and delivered to LIVC and LIVC Sub.

(e) Secretary's Certificate - KAST.  LIVC and LIVC Sub will have received a certificate of the Secretary of KAST attaching (i) a copy of KAST's Certificate of Incorporation, as amended through the Closing Date, certified by the Secretary of State of the State of Delaware; (ii) a true and correct copy of KAST's bylaws, as amended through the Closing Date; (iii) certified copies of resolutions duly adopted by the Board of Directors of KAST and the KAST Stockholders adopting this Agreement and approving the execution and delivery of this Agreement and the other Merger Documents and the consummation of the Merger and the other transactions contemplated hereby and thereby; and (iv) a certificate as to the incumbency and signatures of the officers of KAST executing this Agreement and the Merger Documents executed on the Closing Date as contemplated by this Agreement.

(f) KAST Officer's Certificate.  KAST will furnish LIVC and LIVC Sub with a certificate of its Chief Executive Officer and Chief Financial Officer as to the assets, liabilities and business affairs of KAST, dated as of the Closing Date and in a form and substance reasonably satisfactory to LIVC and its counsel.

(g) Exercise of Appraisal Rights.  The holders of no more than one percent (1%) of the issued and outstanding shares of KAST Common Stock will have exercised appraisal rights under the DGCL as Dissenting Stockholders.  KAST, LIVC and LIVC Sub will have resolved all matters of appraisal and payment under the DGCL for each Dissenting Stockholder to LIVC's and LIVC Sub's satisfaction.

(h) Supplement to Disclosure Schedules.  Any additional disclosures made in the supplemental Disclosure Schedules of KAST made pursuant to Section 7.3 of this Agreement will be acceptable to LIVC and LIVC Sub in their sole discretion.

(i) Third Party Consents.  KAST will have received duly executed copies of all third-party consents and approvals contemplated by the Merger Documents, if any, in form and substance reasonably satisfactory to LIVC and LIVC Sub.

(j) No Material Adverse Change.  No KAST Material Adverse Effect will have occurred since the date of this Agreement.

(k) No Action.  No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (i) prevent the consummation of any of the transactions contemplated by this Agreement, or (ii) cause the transactions to be rescinded following consummation.

(l) Due Diligence Review.  LIVC and LIVC Sub will be reasonably satisfied in all respects with their due diligence investigation and review of KAST.

(m) Compliance with Securities Laws.  Prior to the Closing Date, each KAST Stockholder (other than a KAST Dissenting Stockholder) shall have delivered to LIVC a duly completed and duly executed Accredited Investor Offeree Questionnaire in the form attached as Exhibit A hereto [or Certificate of Non-US Stockholder in the form attached as Exhibit B hereto], as applicable, together with such other documentation or evidence as LIVC may reasonably request to ensure the availability of applicable exemptions from (i) the registration requirements of the US Securities Act and the applicable securities laws of any state of the United States, and (ii) the prospectus requirements of Applicable Canadian Securities Laws, each in respect of the Merger and all shares of LIVC Common Stock issuable in connection with the Merger, and to otherwise ensure that the Merger complies with all applicable securities laws.

(n) Financial Statements.  KAST will have provided to LIVC and LIVC Sub such financial statements as are, in the opinion of LIVC's auditors, required to permit LIVC to make the necessary filings with the SEC under the Exchange Act, as amended, in connection with the Merger, including, but not limited to, those audited and unaudited consolidated financial statements of KAST required pursuant to Rule 8-04 of Regulation S-X, which financial statements shall include audited financial statements for the two most recent fiscal years ended prior to Closing and unaudited, but reviewed, financial statements for the most recent interim period ended prior to Closing.

(o) No Outstanding Securities Other Than KAST Common Stock.  Immediately prior to Closing, there shall be no outstanding securities of KAST other than shares of KAST Common Stock.  Notwithstanding the generality of the forgoing, immediately prior to Closing there shall be no outstanding debts, preferred stock, rights, options, warrants, agreements or other instruments or commitments that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of KAST Common Stock, KAST Preferred Stock or other securities of KAST and all outstanding shares of KAST Preferred Stock, 2019 KAST Convertible Notes,  2019 KAST Warrants  and KAST Options shall have been exercised or converted or been cancelled or have expired.

(p) No Debts Other Than Trade Payables.  Immediately prior to Closing, KAST shall have no outstanding indebtedness other than trade payables incurred in the ordinary course of KAST's business.

(q) Employment Agreements.  Mark Ollila shall have executed an employment agreement and a separate non-compete agreement, with LIVC, each having a minimum term of two (2) years following the Closing Date and each having such other terms as are mutually acceptable to LIVC and KAST, each acting reasonably.

(r) Legal Opinion.  KAST shall have delivered to LIVC an opinion of legal counsel to KAST regarding various legal matters related to the transactions contemplated herein, in form and substance  reasonably acceptable to LIVC.

5.3. Conditions Precedent to Closing by KAST.  The obligation of KAST to consummate the Merger is subject to the satisfaction of the conditions set forth below, unless such condition is waived by KAST at the Closing.  These conditions are for the sole benefit of KAST and may be waived by KAST at its sole discretion.

(a) Representations and Warranties.  The representations and warranties of LIVC and LIVC Sub set forth in this Agreement will be true, correct and complete in all material respects as of the Closing Date, as though made on and as of the Closing Date and LIVC and LIVC Sub will have delivered to KAST certificates dated as of the Closing Date, to the effect that the representations and warranties made by LIVC and LIVC Sub in this Agreement are true and correct.

(b) Performance.  All of the covenants and obligations that LIVC and LIVC Sub are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.  LIVC and LIVC Sub must have delivered each of the documents required to be delivered by each of them pursuant to this Agreement.

(c) Approval by KAST Stockholders.  The KAST Stockholders will have approved and adopted this Agreement and the Merger as required by the DGCL.

(d) Merger Documents.  This Agreement and all other Merger Documents necessary or reasonably required to consummate the transaction contemplated by this Agreement, all in form and substance reasonably satisfactory to KAST, will have been executed and delivered by LIVC and LIVC Sub, as applicable.

(e) Secretary's Certificate - LIVC.  KAST will have received a certificate of the Secretary of LIVC attaching (a) a copy of LIVC's Articles of Incorporation, as amended through the Closing Date, certified by the Secretary of State of the State of Nevada; (b) a true and correct copy of LIVC's bylaws, as amended; (c) certified copies of resolutions duly adopted by the Board of Directors of LIVC approving the execution and delivery of this Agreement and the other Merger Documents and the consummation of the Merger and the other transactions contemplated hereby and thereby; and (d) a certificate as to the incumbency and signatures of the officers of LIVC executing this Agreement and the Merger Documents executed by LIVC on the Closing Date as contemplated by this Agreement.

(f) Supplement to Disclosure Schedules.  Any additional disclosures made in the supplemental Disclosure Schedules of LIVC or LIVC Sub made Pursuant to Section 7.3 of this Agreement will be acceptable to KAST in its sole discretion.

(g) Third Party Consents.  KAST will have received duly executed copies of all third-party consents and approvals contemplated by the Merger Documents, if any, in form and substance reasonably satisfactory to KAST.

(h) No Material Adverse.  No event will have occurred since the date of this Agreement that has had a material adverse effect on the business, operations, assets, properties, prospects or conditions of LIVC taken as a whole.

(i) No Action.  No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement; or (ii) cause the transactions to be rescinded following consummation.

(j) Employment Agreements.  David Jeffs shall have executed an employment agreement and a separate non-compete agreement, with LIVC, each having a minimum term of two (2) years following the Closing Date and each having such other terms as are mutually acceptable to LIVC and  KAST, each acting reasonably.

(k) Lock Up Agreements. Each of David Jeffs, Richard Jeffs, Susan Jeffs and Amir Vahabzadeh (collectively, the "LIVC Significant Shareholders") shall have entered into pooling or lock up agreements with LIVC, restricting the ability of the LIVC Significant Shareholders to sell any of shares of LIVC Common Stock owned by them at the Closing Date for a period of six (6) months following the Closing Date (the "Lock Up Period"), provided that, if a registration statement is filed and becomes effective under the US Securities Act with respect to the offer and sale of the LIVC Merger Shares to, or the resale of the LIVC Merger Shares by, the KAST Stockholders, then the Lock Up Period shall end on the effective date of such registration statement.

(l) Concurrent Financing.  The Concurrent Financing shall have been completed prior to, or concurrent with, the Closing.  For purposes of this Agreement "Concurrent Financing" means the offer and sale by LIVC of shares of LIVC Common Stock or units consisting of shares of LIVC Common Stock and warrants exercisable for shares of LIVC Common Stock, on a private placement basis, for total gross proceeds of $1,500,000, or such other terms and conditions as may be agreed to by LIVC and KAST.

(m) Legal Opinion.  LIVC shall have delivered to KAST an opinion of legal counsel to LIVC regarding various legal matters related to the transactions contemplated herein, in form and substance reasonably acceptable to KAST.

SECTION 6.

ADDITIONAL COVENANTS OF THE PARTIES

6.1. Access and Investigation.  Between the date of this Agreement and the Closing Date, KAST, LIVC, and LIVC Sub, will, and will cause each of their respective representatives to, (a) afford the other and its representatives full and free access to its personnel, properties, contracts, books and records, and other documents and data, (b) furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request, and (c) furnish the other and its representatives with such additional financial, operating,  and other data and information as the other may reasonably request.  All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party.  Each party will instruct its auditors to cooperate with the other party and its representatives in connection with such investigations.

6.2. Confidentiality.  All information regarding the business of KAST including, without limitation, financial information that KAST provides to LIVC and LIVC Sub during LIVC's and LIVC Sub's due diligence investigations of KAST will be kept in strict confidence by LIVC and LIVC Sub and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by LIVC or LIVC Sub or disclosed to any third party (other than LIVC's or LIVC Sub's professional accounting and legal advisors) without the prior written consent of KAST.  If the transactions contemplated by this Agreement do not proceed for any reason, then upon receipt of a written request from the KAST, LIVC and LIVC Sub will immediately return to KAST any information received regarding KAST's business. Likewise, all information regarding the business of LIVC including, without limitation, financial information that LIVC provides to KAST during its due diligence investigation of LIVC will be kept in strict confidence by KAST and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by KAST or disclosed to any third party (other than KAST's professional accounting and legal advisors) without LIVC's prior written consent.  If the transactions contemplated by this Agreement do not proceed for any reason, then upon receipt of a written request from LIVC, KAST will immediately return to LIVC (or as directed by LIVC) any information received regarding LIVC's business.

6.3. Notification.  Between the date of this Agreement and the Effective Time, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Disclosure Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Disclosure Schedules specifying such change.  During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.4. Exclusivity.  Until such time, if any, as this Agreement is terminated pursuant to Article 7, neither KAST nor LIVC will, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity (other than LIVC or KAST, as applicable) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of KAST or LIVC, as applicable, or any merger, consolidation, business combination, or similar transaction.  KAST or LIVC, as applicable, will promptly notify LIVC and LIVC Sub or KAST, as applicable, if it receive an unsolicited offer for such a transaction, or obtains information that such an offer is likely to be made, which notice will not be required to include the identity of the prospective offeror but will be required to include the price and other material terms of the proposed offer.

6.5. Conduct of KAST Business Prior to Closing.  From the date of this Agreement to the Closing Date, and except to the extent that LIVC and LIVC Sub or KAST, as applicable otherwise consent in writing, each of KAST and LIVC will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.6. Certain Acts Prohibited - KAST.  Between the date of this Agreement and the Closing Date, KAST will not, without the prior written consent of LIVC and LIVC Sub:

(a) amend its Certificate of Incorporation, bylaws or other organizational documents;

(b) incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of KAST, except as disclosed in a Disclosure Schedule to this Agreement;

(c) dispose of or contract to dispose of any KAST property or assets except in the ordinary course of business consistent with past practice;

(d) issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the KAST Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of the KAST Stock, or (ii) split, combine or reclassify any KAST Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of KAST Stock; or

(f) materially increase benefits or compensation expenses of KAST, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a Plan or arrangement as in effect on the date of this Agreement to any such person.

6.7. Certain Acts Prohibited - LIVC and LIVC Sub.  Between the date of this Agreement and the Closing Date, LIVC and LIVC Sub will not, without the prior written consent of KAST:

(a) amend their respective Articles of Incorporation, bylaws or other organizational documents;

(b) incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of LIVC or LIVC Sub, except as disclosed in a Disclosure Schedule to this Agreement;

(c) dispose of or contract to dispose of any LIVC or LIVC Sub property or assets except in the ordinary course of business consistent with past practice;

(d) issue or sell shares of LIVC Stock or LIVC Sub Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than under the LIVC Financing # 1 or the LIVC Financing #2 as described in Disclosure Schedule 4.3; or

(e) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of the LIVC Stock, or (ii) split, combine or reclassify any LIVC Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of LIVC Stock; or

(f) materially increase benefits or compensation expenses of LIVC or LIVC Sub, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a Plan or arrangement as in effect on the date of this Agreement to any such person.

6.8. Public Announcements.  LIVC, LIVC Sub and KAST each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their consent to such announcement.

6.9. Cooperation. LIVC and KAST shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including the respective independent accountants of LIVC and KAST) and/or any governmental body in order to consummate the Merger or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the LIVC and KAST shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party that appears in any filing made with, or written materials submitted to, any third party and/or any governmental body in connection with the Merger and the other transactions contemplated hereby. In exercising the foregoing right, each of LIVC and KAST shall act reasonably and as promptly as practicable.

6.10. Registration of Concurrent Financing.  Each of the parties acknowledge and agree that LIVC may elect to register the offer and sale of LIVC's securities in connection with the Concurrent Financing under the US Securities Act and the securities laws of any applicable state in the United States.  KAST acknowledges that a substantial portion of the filings to be made by LIVC with the SEC and any other securities regulatory authority in connection with the registration of the Concurrent Offering will be required to include disclosure regarding KAST, its subsidiaries (if any), and their respective management, operations and financial condition.  KAST agrees to provide, as promptly as practicable, LIVC with such information as shall be reasonably requested by LIVC for inclusion in or attachment to any offering documents, registration statements, prospectuses or similar documents (the "Offering Documents") to be filed with the SEC and any other applicable securities regulatory authority, to ensure that such Offering Documents are accurate in all material respects and comply as to form in all material respects with the requirements of the US Securities Act, the rules and regulations promulgated thereunder, and any and all other applicable securities laws.  KAST understands that such information shall be included in the Offering Documents and/ or responses to comments from the SEC or its staff in connection therewith. KAST shall make its directors, officers and employees available to the LIVC and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.  KAST warrants and represents to LIVC that all such information provided by KAST to LIVC hereunder shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

SECTION 7.
TERMINATION

7.1. Termination.  This Agreement may be terminated at any time prior to the Effective Time of the transactions contemplated hereby by:

(a) Mutual agreement of LIVC, LIVC Sub and KAST;

(b) LIVC and LIVC Sub, if there has been a breach by KAST of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of KAST that is not cured, to the reasonable satisfaction of LIVC or LIVC Sub, within ten business days after notice of such breach is given by LIVC or LIVC Sub (except that no cure period will be provided for a breach by KAST that by its nature cannot be cured);

(c) KAST, if there has been a breach by LIVC or LIVC Sub of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of LIVC or LIVC Sub that is not cured by the breaching party, to the reasonable satisfaction of KAST, within ten business days after notice of such breach is given by KAST (except that no cure period will be provided for a breach by LIVC or LIVC Sub that by its nature cannot be cured); or

(d) LIVC, LIVC Sub or KAST, if the transactions contemplated by this Agreement have not been consummated prior to April 30, 2022, unless the parties agree to extend such date.

7.2. Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

SECTION 8.

TERMINATION OF PRIOR AGREEMENTS

8.1. Entire Agreement.  This Agreement, the exhibits, schedules attached hereto and the other Merger Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto, including, but not limited to, the Letter of Intent dated September 14, 2021 between LIVC and KAST (the "LOI").  Any preceding agreements, correspondence or offers are expressly superseded and terminated by this Agreement, including, but not limited to, the LOI.

SECTION 9.

MISCELLANEOUS PROVISIONS

9.1. Effectiveness of Representations; Survival.  Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake.  The representation, warranties and agreements will survive the Closing Date and continue in full force and effect until the first anniversary of the Closing Date; provided that the representations and warranties regarding Taxes will survive until the expiration of any applicable statute of limitations.

9.2. Further Assurances.  Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

9.3. Amendment.  This Agreement may not be amended except by an instrument in writing signed by each of the parties.

9.4. Expenses.  Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

9.5. Severability.  It is the desire and intent of the parties that the provisions of the Merger Documents be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any provision of the Merger Documents will for any reason be held or adjudged to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal, or unenforceable will be deemed separate, distinct, and independent, and the remainder of the Merger Documents will remain in full force and effect and will not be affected by such holding or adjudication.

9.6. Notices.  All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

 If to KAST:

EVASYST, INC.

PO Box 28729

San Diego, CA 92198

Attention:  Mark Ollila, CEO

email:  [REDACTED]

If to LIVC or LIVC Sub:

LIVE CURRENT MEDIA INC.

Suite 880, 500 West Liberty Street

Reno, NV  89501

Attention:  David Jeffs, President

email:  [REDACTED]

All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery, (c) in the case of delivery by internationally-recognized express courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following mailing.

9.7. Headings.  The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9.8. Benefits.  This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

9.9. Assignment.  This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

9.10. Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein. The parties hereby (i) submit to personal jurisdiction in the State of Nevada, and (ii) waive any and all rights under the laws of any state to object to jurisdiction within the State of Nevada for the purposes of litigation to enforce this Agreement.

9.11. Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

9.12. Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.13. Fax Execution.  This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

9.14. Schedules and Exhibits.  The schedules and exhibits are attached to this Agreement and incorporated herein.

9.15. Definitions.  Capitalized terms used, but not otherwise defined in this Agreement, have the definitions ascribed to such terms in Annex A (Certain Defined Terms) attached hereto.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

LIVE CURRENT MEDIA INC.

a Nevada corporation by its

authorized signatory:

/s/ David Jeffs

_____________________________

Signature of Authorized Signatory

David Jeffs

_____________________________

Name of Authorized Signatory

President

____________________________

Position of Authorized Signatory

EVASYST ACQUISITION CORP.

a Nevada corporation by its

authorized signatory:

/s/ David Jeffs

_____________________________

Signature of Authorized Signatory

David Jeffs

_____________________________

Name of Authorized Signatory

President

____________________________

Position of Authorized Signatory

EVASYST, INC.

a Delaware corporation by its

authorized signatory:

/s/ Mark Ollila

_____________________________

Signature of Authorized Signatory

Mark Ollila

_____________________________

Name of Authorized Signatory

President

____________________________

Position of Authorized Signatory

ANNEX A

CERTAIN DEFINED TERMS

"2019 KAST Convertible Notes" means those certain 2019 Convertible Promissory Notes.

"2019 KAST Warrants" means those certain Series Seed-2 Preferred Stock Purchase Warrants, entitling the holders thereof to purchase an aggregate of up to 326,790 shares of Series Seed-2 Preferred Stock at a price of approximately $7.35 per share. (each of which with a pre-money valuation of KAST of $15,000,000).

"Base LIVC Share Number" means 125,000,000 shares of LIVC Common Stock, par value $0.001.

"KAST Base Capitalization" means the number of shares of the KAST Common Stock outstanding immediately prior to Closing.

"KAST Series Seed-1 Warrants" means those certain Series Seed-1 Preferred Stock Purchase Warrants, entitling the holder therof to purchase an aggregate of 62,850 shares of Series Seed-1 Preferred Stock at a price of $3.4103 per share.

"LIVC Common Stock" means shares of LIVC Common Stock, par value $0.001.

"Per Share Exchange Number" means the number of shares of LIVC Common Stock obtained by dividing the Base LIVC Share Number by the KAST Base Capitalization.

[THE FOLLOWING SCHEDULES AND EXHIBITS HAVE BEEN REDACATED:

  Schedule 1.1A - Form of Certificate of Merger
  Exhibit A - Form of US Accredited Investor Questionnaire
  Exhibit B - Form of Certificate of Non-US Stockholder
  Exhibit C - Form of MI 51-105 Declaration]